SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the

                         Securities Exchange Act of 1934
                            [Amendment No.________ ]

Check the appropriate box:

(X)   Preliminary Information Statement

( ) Confidential, for Use of the Commission only (as permitted by Rule14c-5(d)(2))

( )   Definitive Information Statement

                            A R T INTERNATIONAL, INC.
                (Name of Registrant as Specified in Its Charter)

                            A R T International, Inc.
                              5-7100 Warden Avenue
                        Markham, Ontario, Canada L3R 8B5

                   ___________________________________________

                              INFORMATION STATEMENT
                   ___________________________________________

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY



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

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[ ] Check box if any part of the fee is offset as provided by Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)  Date Filed:


                            A R T International, Inc.
                              5-7100 Warden Avenue
                        Markham, Ontario, Canada L3R 8B5

         TAKE NOTICE that an Special, General and Annual General Meeting of the Shareholders of A.R.T. INTERNATIONAL INC., (the "Corporation") will be held at
A. R. T. International, Inc. 5-7100 Warden Avenue Markham, Ontario, Canada L3R 8B5 on Monday, April 7, 2003, at 10:00 a.m. in the forenoon (Toronto time) for the following purposes:

     1. to receive and consider the Annual Report and the Audited Financial Statements of the Corporation for the fiscal year ended November 30, 2002;

     2. to elect Directors;

     3. to appoint Auditors and to authorize the Directors to fix their Remuneration;

     4.  to  consider  a  Special  Resolution   amending  the  Articles  of  the
Corporation by changing the name of the Corporation to ART INTERNATIONAL CORPORATION;

     5. to consider a Special Resolution authorizing the Corporation to amend its Articles of Incorporation by consolidating the Common Shares and converting the Class C Common Shares of the Corporation on a one-new-for-100-old basis;

     6. to transact such further and other business as may properly come before the Meeting or any adjournment thereof.

     DATED at Toronto, this 5th day of March, 2003.


                                    BY THE ORDER OF THE BOARD OF DIRECTORS

                                    SIMON MEREDITH
                                    President

NOTES:

The Management Information Circular is enclosed with this Notice.

The Directors have fixed the hour of 4:00 o'clock in the afternoon on the last business day preceding the day of the Meeting or any adjournment thereof before which time, any instrument of Proxy to be used at the Meeting must be deposited with the Corporation, c/o Equity Transfer Services Inc., 120 Adelaide Street West, Suite 420, Toronto, Ontario M5H 4C3 or at the Corporation's registered office at 181 University Avenue, Suite 1410, Toronto, Ontario.

The full text of the Special Resolutions to be submitted to the Meeting with respect to Items 4 and 5 in this Notice is set forth as Schedules "A" and "B" to the Circular.

Canadian law provides for dissenter rights in certain types of fundamental changes to corporate charters and governance matters, none of which are being undertaken by the Corporation in this Meeting.

                              Special Resolutions
                              -------------------

     The Board of Directors is proposing the following resolutions to the shareholders at the Meeting noticed above. The following presents a brief description of the resolutions, together with the complete text of : Special Resolution "A" and Special Resolution "B":

     Shareholders will be asked to approve Special Resolutions authorizing an amendment to the Corporation's Articles of Incorporation to effect a name change and share consolidation. Passage of the Special Resolutions requires the approval of each respective resolution by at least two-third (2/3) of the votes cast at the Meeting. The authorizing resolutions respectively permit the Directors to revoke each resolution in whole or in part without further approval by the Shareholders at any time prior to effecting the action so authorised, if in their discretion it is desirable to do so. A copy of each of the Special Resolutions is annexed hereto as Schedules "A" and "B".

Change of Name of the Corporation to ART International Corporation
------------------------------------------------------------------

     In view of the proposed consolidation of shares, as noted below, Management felt it was appropriate to change the name of the Corporation to ART International Corporation as is customary under Ontario law.

Consolidation of Shares
-----------------------

     It is proposed to consolidate the issued outstanding Common Shares on the basis of one (1) new Common Share for each 100 old Common Shares so that the 25,516,780 issued and outstanding Common Shares will be consolidated into 255,168 Common Shares (New Common). No fractional of shares of the Corporation will be issued in connection with the consolidation and in the event that a Shareholder would otherwise be entitled to receive a fraction of share upon such consolidation, the number of shares to be received by such shareholder shall be rounded up to the nearest whole number of shares. The consolidation of the shares is designed to enhance the Corporation's ability to raise capital by way of share issuance and to facilitate any potential acquisition by way of share issuance.

Conversion of Class C Common Shares into Common Shares
------------------------------------------------------

     It is proposed to authorize the conversion of Class C Common Shares into Common Shares on the basis of 100 new Common Shares for each former Class C Common Share at the option of the holder. In the event that all outstanding 400,000 Class C Common Shares are converted into new Common Shares, there will be 40,255,168 issued and outstanding Common Shares.


                             SPECIAL RESOLUTION "A"

WHEREAS it is considered advisable to amend the Articles of the Corporation as hereinafter provided.

NOW THEREFORE BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

The Articles of the Corporation be amended by:

(a) Changing the name of the Corporation to ART International Corporation or such other name as may be satisfactory to the Director appointed under the Business Corporations Act (Ontario).

(b) Any officer or Director of the Corporation is hereby authorized and directed on behalf of the Corporation to execute and deliver to the Director under the Business Corporations Act, Articles of Amendment in duplicate and such Officer or Director is authorized to execute and deliver all such other documents, do such other acts and things as may be necessary or desirable to give to effect to the foregoing; provided, however, that the Directors of the Corporation are hereby authorized to revoke the foregoing Special Resolution in whole or in part without further approval of the Shareholders of the Corporation at any time prior to the endorsement by the Director under the Business Corporations Act of the Certificate of Amendment of Articles.

     The Board of Directors recommends approval of the foregoing resolution.

                             SPECIAL RESOLUTION "B"

WHEREAS it is considered advisable to amend the Articles of the Corporation as hereinafter provided.

NOW THEREFORE BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

The Articles of the Corporation be amended by:

(a) consolidating the 25,516,780 issued and outstanding Common Shares without par value into 255,168 issued and outstanding Common Shares ("New Common");

(b) attaching the following conversion rights to the Class C Common Shares:

Any Holder of Class C Common Shares shall be entitled at his option at any time (subject as hereinafter provided) to have all or any of the Class C Common Shares held by him converted into "New Common" Shares as the same shall be constituted at the time of conversion upon the basis of one hundred (100) "New Common" Shares for each Class C Common Share in respect of which the Conversion Right is exercised; provided that on conversion of any Class C Common Shares, the Holders thereof will not be entitled to any adjustment of dividends on such Class C Common Shares or on the "New Common" Shares issuable on conversion. The Conversion Right provided for herein may be exercised by Notice in Writing given to the registered office of the Corporation or to any Transfer Agent or Registrar for the Common Shares accompanied by the Certificate or Certificates representing the Class C Common Shares in respect of which the Holder thereof desires to exercise such right of Conversion and such Notice shall be executed by the person registered on the books of the Corporation as the Holder of the Class C Common Shares in respect of which such Right is being exercised or by his duly authorized attorney and specify the number of such shares which the Holder desires to have converted. The Holder shall also pay any governmental, transfer or other tax imposed in respect of such transaction. Upon receipt of such Notice the Corporation shall issue Certificates representing the Common
Shares upon the basis above prescribed and in accordance with the provisions hereof to the registered holder of the Class C Common Shares represented by the Certificate accompanying such Notice. If less than all of the Class C Common Shares represented by any Certificate are to be converted, the Holder shall be entitled to receive a new Certificate for the Class C Common Shares representing the Shares comprised in the original Certificate which are not to be converted. All "New Common" Shares resulting from any conversion provided for herein shall be fully paid and non-assessable.

(c) Any officer or Director of the Corporation is hereby authorized and directed on behalf of the Corporation to execute and deliver to the Director under the Business Corporations Act, Articles of Amendment in duplicate and such Officer or Director is authorized to execute and deliver all such other documents, do such other acts and things as may be necessary or desirable to give to effect to the foregoing; provided, however, that the Directors of the Corporation are hereby authorized to revoke the foregoing Special Resolution in whole or in part without further approval of the Shareholders of the Corporation at any time prior to the endorsement by the Director under the Business Corporations Act of the Certificate of Amendment of Articles.

     The Board of Directors recommends approval of the foregoing resolution.

                                VOTING SECURITIES

         The Corporation has 25,516,780 Common Shares outstanding. Each Common Share of the Corporation carries the right to one (1) vote. Shareholders of record as of the close of business on the 28th day of February, 2003, are entitled to vote at the Meeting, except to the extent that any such Shareholder has since transferred any of his shares. In such case, a transferee of those shares may produce properly endorsed share certificates or otherwise establish that he owns the shares and provided that he has demanded not later than ten
(10) days before the Meeting that his name be made of record before the Meeting, such transferee is entitled to vote his shares at the Meeting.

     There are currently no Class A non-voting, convertible, Class A Preference shares Series 1 outstanding and no non-voting, 12% convertible Class A Preference Shares Series 2 outstanding. On July 14th, 2000, Shareholders approved an amendment to the Article of the Corporation whereby effective July 16th, 2000 all of the issued and outstanding 805,000 Class A Preference Shares Series 1 and all of the issued and outstanding 466,941 Class A Preference Shares Series 2 were converted into and became Common Shares at the rate of 0.5837142 for the Series 1 and 0.7114282 Common Shares for the Series 2.

The Corporation is also authorized to issue an unlimited number of Class C Common Shares. Each Class C Common Share carries 100 votes per share. There are currently 400,000 Class C Common Shares issued and outstanding. To the knowledge of the Directors and Senior Officers of the Corporation no person beneficially owns directly or indirectly or exercises control over shares which carry more than 10% of the votes attached to any voting class shares of the Corporation.

Non-Registered Shareholders
---------------------------

     Only registered shareholders of the Corporation or the persons they appoint as their proxies are permitted to vote at the Shareholder Meeting. However, in many cases, shares beneficially owned by a person [a non-registered holder] are registered either one in the name of an intermediary [an "intermediary"] that the non-registered shareholder deals with respect to the shares [intermediaries include among others banks, trust companies, securities dealers or brokers, and trustees or administrators of self-administered RRSPs or similar plans] or in the name of a clearing agency [such as the Canadian Depository for Securities Limited [CDS] of which the intermediary is a participant. The Corporation will have distributed copies of this Notice of Meeting, and the Information Circular, ["Meeting materials"] to the Clearing agencies and intermediaries for onward distribution to non-registered holders unless a non-registered holder has waived the right to receive them. Intermediaries often use service companies to forward the Meeting materials to non-registered holders. Generally, intermediaries will provide non-registered holders who have not waived their right to receive Meeting materials with either (a) a Form of Proxy which has already been signed by the intermediary [by a facsimile-stamped signature but which is otherwise uncompleted, or (b) if one which is not signed by the intermediary and which was properly completed and signed by the non-registered holder and returned to the intermediary or its service company, will constitute voting instructions [often called a proxy authorization form] which the intermediary must forward.

In either case, the purpose of these procedures is to permit non-registered holders to direct the voting shares they beneficially own. In either case non-registered holders should carefully follow the instructions of their intermediary with respect to the procedures to be followed including those regarding when and where the proxy or proxy authorization form is to be delivered.

               ELECTION OF DIRECTORS OF A.R.T. INTERNATIONAL INC.

     The following table and notes state the names of all persons nominated as Directors, the principal occupations or employment for the previous five (5) years, the year in which they first became Directors of the Corporation, residency status and the number of shares beneficially owned directly or indirectly by each of them. *

Name, Office & Date        Principal Occupation                    No. & % of
Elected Director           the Past Five (5) Years             Voting Shares* in
                                                                the Corporation

Simon Meredith           Gormont Group April 1991                    200,000
President                to December 1993; C.F.O.
January 1994             Artagraph January 1994;
Canadian Resident        C.O.O. Artagraph November
                         1994 to date.

Michel Van Herreweghe    Director of Nickeldale Resources            360,000
Chairman of the          Inc. 1988-1996; Director of Aronos
Board and Secretary      Multinational Inc. 1991-1992;
May 8, 1997              Director of Xxpert Rental Tool Inc.
                         1993-1994; State of  Florida
                         Commissioner of Deeds 1994 to
                         March 1999.

Roger Kirby              President of Enviro-Lite International       10,000
Director                 Inc. to date; General Manager of
May 8, 1997              Can-Am Teck Inc. 1991; Vice-
Canadian Resident        President  Sales for Demax Inc. 1990;
                         President of Telephony Communications
                         International Inc. 1987-1990; President
                         of Nickeldale Resources Inc. to Nov. 1996.

Stephan Gudmundsson      President of Technopac 2000 Inc. to date;     Nil
Director                 Vice President of Sales and
Aug 15, 2001             Marketing for Packall Packaging Inc
Canadian Resident
                         ____________________________________.
NOTES:
The Corporation does not have an Executive Committee, Nominating Committee or Compensation Committee. Simon Meredith, Michel Van Herreweghe and Roger Kirby are members of the Audit Committee.

The information with respect to Shareholdings has been provided by each of the Directors respectively.

* Common or Class C Common

The Transfer Agent and Registrar of the Corporation is Equity Transfer Services Inc. which is located at 120 Adelaide Street West, Suite 420, Toronto, Ontario M5H 4C3. The transfer agent imposes a $3.00 CDN fee upon the transfer of share certificates.

Audit Committee
---------------

     The Audit Committee, which meets two times during a fiscal year, consists of Michel Van Herreweghe, Simon Meredith and Roger Kirby. The Corporation has not adopted a written charter for the audit committee, nor does the audit committee have pre-approval policies. This committee is primarily concerned with assisting the Board in fulfilling its fiduciary responsibilities relating to accounting policies and auditing and reporting practices and insuring that all Canadian standards of practice comport with standards adopted and required by the SEC and other appropriate regulatory authorities. The committee also is tasked with assuring the independence of the Company's public accountants, the integrity of management and the adequacy of the Company's financial disclosure. Its duties include recommending the selection of independent accountants, reviewing the scope of the audits and the results thereof, and reviewing the organization and scope of the Company's internal systems of financial control and accounting policies. It is anticipated that new rules concerning independence, competence and mandated reviews will adopted by the Audit Committee to comport with recent U.S. legislation, and the appropriate disclosures will be included as they become effective.


                  SECTION 16(A) BENEFICIAL REPORTING COMPLIANCE

     Based solely on a review of the Forms 3 and 4 and amendments thereto furnished to the Corporation during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Corporation with respect to its most recent fiscal year and certain written representations, all persons who were either a director, officer or beneficial owner of more than 10% of the Company's common stock, filed late reports required by Section 16(a) of the Exchange Act during the most recent fiscal year. Each director, officer and beneficial owner of more than 10% of the Corporation's common stock and Class C stock has filed Form 3, and no transactions requiring the filing of Form 4 have been reported.



                             EXECUTIVE COMPENSATION

     The  following  table  sets  forth  information   regarding  the  executive
compensation for the  Corporation's  President and each other executive  officer who received compensation in excess of $100,000 for the years ended November 30,
2000, 2001 and 2002 from the Corporation:

                                                                       Long Term
                                                                       Compensation
                           Annual Compensation                         Awards
Name and                   Year     Salary   Bonus   Other Annual      Restricted        Securities       All
Position                            ($CDN)   ($CDN   Comp  ($CDN)      Stock ($CDN)      or Options      Other
--------                   --------------------------------------      ------------      -----------     -----
Comp

Simon Meredith              2002       --      --           --               --                 --          --
President                   2001       --      --       120,000(1)           --                 --          --
                            2000       --      --       120,000(1)           --              200,000        --
M. Van Herreweghe 2002                 --      --           --               --                 --          --
Chairman of Board 2001                 --      --           --               --                 --          --
                            2000       --      --           --               --              360,000        --
Roger Kirby                 2002       --      --           --               --                 --          --
Director                    2001       --      --           --               --                 --          --
                            2000       --      --           --               --                 --          --
Stephan Gudmundsson         2002       --      --           --               --                 --          --
Director
Ed La Buick                 2002       --      --           --               --                 --          --
Director                    2001       --      --           --               --            1,000,000        --
                            2000       --      --           --               --                 --          --
Dennis La Buick             2002       --      --           --               --                 --          --
Director                    2001       --      --           --               --            1,000,000        --
                            2000       --      --           --               --                 --          --
Marc Bielby                 2001       --      --           --               --                 --          --
Director
Roger Scarr                 2001       --      --           --               --                 --          --
Director
Francoise Jacquel           2000       --      --           --               --              344,000        --
Director

(1)Represents the fees paid in Canadian dollars to a consulting company owned by Mr. Meredith (see Employment and Consulting Agreements).

Stock Options
-------------

     In July 1998, a Stock Option Plan (the "Plan") was approved by the Shareholders. The Plan was designed to provide an added incentive for effective service and performance to participating key employees (including officers) and directors of the Corporation by affording them an opportunity to increase their equity interest in the Corporation's success through increased stock ownership.

     The Plan may be administered by either the Board of Directors or a Stock Option Committee consisting of three members who may be appointed from time to time by the Board of Directors (the "Committee"). The Board of Directors, or, if constituted, the Committee has the authority to select optionees, to establish the number of shares and other terms applicable to each option and to construe the provisions of the Plan. The Plan may be amended or terminated at any time by the Board of Directors of the Corporation without further approval of the shareholders.

     The Board of Directors, or the Committee, if constituted, determines the option price per share with respect to each option and fixes the period of each option, but in no event may the option period be longer than 10 years. Options granted under the Plan are nontransferable. Up to and including March 1, 2000, pursuant to the Plan, subject to and conditional upon any necessary regulatory approval or ruling, the Corporation authorized the issuance of 238,500 stock options to employees, officers and directors at option prices ranging from $0.20 CDN to $0.37 CDN per share option. On July 31, 2000 all 238,500 options were exercised.

     Subsequent to the year-end, effective December 4, 2000, pursuant to the acquisition of 100 % of The Buck A Day Company, ("Buck") the Corporation granted 1,000,000 options to purchase common shares of the Corporation to the selling shareholders of Buck, whereby the options expired December 1, 2001, or such other extended date set by the Corporation in accordance with the Plan, and at a price of $1.00 CDN.

Related Transactions
--------------------

     It is the Corporation's policy that transactions between the Corporation and persons or entities affiliated with the officers, directors, employees or shareholders of the Corporation, which relate to the operations of the Corporation, will be on terms no less favorable to the Corporation than could have reasonably obtained in arms-length transactions with independent third parties.

Sale of Equity Ownership in The Buck A Day Company
--------------------------------------------------

     On February 18, 2002 the Company sold all of its 2,000,000 common shares of The Buck A Day Company to a third party. The shares were sold for an aggregate price of $171,428. The proceeds were used to partially repay the loans payable and for ongoing working capital.

Employment and Consulting Agreements
------------------------------------

     In November 1994, the Corporation entered into a consulting agreement with The Merrick Group Limited, a company beneficially owned by Simon Meredith. Under the terms of the contract, Mr. Meredith provides management services to the Corporation for up to 100 hours per month as President and Chief Operating Officer.

Independent Auditors
--------------------

     The accounting firm for the Corporation is Armstrong, Szewczyk, Tobias, LLP, Chartered Accountants, 30 Soudan Avenue, Suite 200, Toronto, Ontario M4S 1V6. Telephone: (416) 486-0625. The firm has represented the Corporation since 1993.

     The Transfer Agent and Registrar will have provided a copy of the Shareholder Information Circular and Notice to the Auditors. Management does not expect the Auditors to attend the meeting, however, they may do so if they wish, and if they wish to have an opportunity to make a statement, they will be accorded an opportunity to do so. In the event the Auditors attend the shareholder meeting, they will be available to respond to shareholder questions. However, if any shareholder has questions which he wishes to be submitted to the Auditors, Management will make arrangements for such questions/inquiries to be submitted to the Auditors for response. In the Corporation's two most-recent fiscal years, including any subsequent interim period, the independent accountants who were engaged to audit the Corporation's financial statements have not resigned nor indicated they would decline to stand for reelection after completion of the current audit nor were such auditors dismissed. No new independent accountant has been engaged, either as principal accountant to audit the Corporation's financial statements or any subsidiary.

     The Auditors have been paid the following amounts for services rendered during the years indicated; $26,070.00 for 2001, $30,000.00 for 2002; and $16,000.00 year 2003 to date. The Corporation has not paid any audit-related fees other than the said aggregate audit fees for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of the Corporation's financial statements and not reported elsewhere. No tax advice fees have been paid to the Auditors. No other fees have been paid to the Auditors other than the said audit fees. The Audit Committee does not have any pre-approval policies.

Other matters which may come before the Meeting
-----------------------------------------------

     Management knows of no other matters, including proposals by shareholders, to come before the Meeting of Shareholders other than as set forth in the Notice of Meeting herein.

Incorporation by Reference.
---------------------------

     The Corporation incorporates by reference into this Information Statement the current Form 10-K which is filed concurrent with this document. The
Corporation shall provide, without charge, to each person to whom this information statement is delivered, upon a written or oral request of such person, by first class mail within one day of receipt of such request, a copy of the current Form 10-K incorporated herein by this reference.